Exhibit 10.2

LOCK-UP AGREEMENT

October 17, 2014

ForceField Energy Inc.
245 Park Avenue, 39th Floor
New York, NY 10167

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among by and among ForceField Energy Inc., a Nevada corporation (“Buyer”), ESCO Energy Services Company, a Massachusetts corporation (the “Company”) and Mitchell Barack, the owner of all of the issued and outstanding capital stock of the Company (the “Seller”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

To facilitate the consummation of the transactions contemplated by the Purchase Agreement, and in consideration of Buyer’s issuance of Common Stock to the Seller pursuant to the Purchase Agreement, the Seller agrees that during the applicable periods specified below (the “Lock-Up Period”), the Seller will not:

(1)           sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of Common Stock,

(2)           enter into any swap or any other agreement or any transaction that Transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of Common Stock, whether such swap transaction is to be settled by delivery of any shares of Common Stock or other securities of any person, in cash or otherwise, or

(3)           publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any shares of Common Stock.

With respect to restricted shares of Common Stock issued as Share Consideration, the Lock-Up Period shall commence on the Closing Date and continue for a period of twelve (12) months after the Closing Date.  With respect to restricted shares of Common Stock issued as Share Earnout Payments, the applicable Lock-Up Period shall commence on the date that a Share Earnout Payment is issued (the “Earnout Issue Date”) and continue for a period of six (6) months from such Earnout Issue Date.

The foregoing notwithstanding, on the date that is six (6) months after the Closing Date, with respect to Share Consideration, and immediately after each Earnout Issue Date, the shares of Common Stock issued to Seller as Share Consideration and Share Earnout Payments shall be deemed to be “Released Shares.”  Commencing on the date that is six (6) months after the Closing Date with respect to Share Consideration and immediately after each Earnout Issue Date with respect to Share Earnout Payments, the Seller shall be permitted to sell that number of Released Shares equal to up to 16.667% of the total number of shares of Common Stock (issued to Seller as Share Consideration and Share Earnout Payments) per month, subject to SEC Rule 144, provided that such permitted sales shall be cumulative and, if the undersigned Seller not sell any Shares in any such monthly period, then such Seller can sell all Shares that are permitted to be sold in any such subsequent monthly period.  Commencing on the date that is twelve (12) months after the Closing Date, with respect to Share Consideration, and the dates that are six (6) months after each Earnout Issue Date, the foregoing restrictions shall no longer apply.

All Shares shall be sold by the undersigned in compliance with SEC Rule 144.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Shares, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean the spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse.

Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Shares to the shareholders, members or partners of such entity; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Lock-Up Agreement.

Finally, notwithstanding anything contained herein to the contrary, this Lock-Up Agreement shall terminate and have no further force or effect on the date that is five (5) Business Days’ prior to consummation of any transaction or series of related transactions resulting in the sale of all or substantially all of the Common Stock or assets of Buyer, whether by way of merger, reorganization or any other transaction or undertaking that results in a change in control of Buyer.

The undersigned hereby authorizes Buyer’s transfer agent to apply to any certificates representing the Shares issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the laws of New York.

In Witness Whereof, this Lock-Up Agreement has been executed by the undersigned as of the first date set forth above.

SELLER:

Mitchell Barack